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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 2/Amendment No. 595 to Registration Statement File Nos. 333-200323/811-03365 on Form N-4 of our report dated March 27, 2015, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of MetLife Investors USA Separate Account A, and our report dated March 27, 2015, relating to the consolidated financial statements and financial statement schedules of MetLife Insurance Company USA and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the renaming of the Company, its mergers with entities under common control, and the retrospective adjustment of the consolidated financial statements for all periods presented to reflect the mergers in a manner similar to a pooling-of-interests as described in Note 3), both appearing in the Statement of Additional Information in Post-Effective Amendment No. 1 /Amendment No. 579 to Registration Statement File Nos. 333-200323/811-03365 on Form N-4, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
September 3, 2015